Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: raiford_garrabrant@cree.com

Cree Reports Record Revenue for the Fourth Quarter and Fiscal Year 2008

Annual Revenue Increased 25% to $493 Million

DURHAM, N.C., August 12, 2008 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $135.9 million for its fiscal fourth quarter ended June 29, 2008.  This represents a 9% increase compared to the fiscal third quarter of 2008 and a 22% increase compared to revenue of $111.2 million reported for the fourth fiscal quarter last year.  GAAP net income for the fourth quarter was $8.4 million, or $0.09 per diluted share, compared to net income of $6.4 million or $0.08 per diluted share for the fourth quarter of fiscal 2007.

The remainder of this press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

GAAP net income from continuing operations was $0.07 per diluted share for the fourth quarter of fiscal 2008.  This amount excludes a gain from discontinued operations of $0.02 per diluted share, and includes expenses totaling $7.9 million, net of tax, or $0.09 per diluted share related to amortization of acquired intangibles and stock-based compensation expense.  On a non-GAAP basis, adjusted to exclude these items, net income from continuing operations for the fourth quarter of fiscal 2008 was $14.5 million, or $0.16 per diluted share.  Included in non-GAAP earnings is a $0.03 per diluted share benefit primarily due to a state franchise tax credit that reduced G&A for the quarter.  Excluding this $0.03 per diluted share benefit, non-GAAP earnings were consistent with the company’s previously announced target range.  On a non-GAAP basis, net income from continuing operations for the fourth quarter of fiscal 2007 was $7.4 million, or $0.09 per diluted share.

For fiscal year 2008, Cree reported revenue of $493.3 million, which represents a 25% increase compared to revenue of $394.1 million for fiscal 2007.  GAAP net income was $33.4 million, or $0.38 per diluted share, compared to $57.3 million, or $0.72 per diluted share for fiscal 2007.

On a non-GAAP basis net income for fiscal year 2008 was $47.2 million, or $0.54 per diluted share, compared to $35.4 million, or $0.44 per diluted share, for fiscal 2007.

“Q4 represented a strong finish to a very successful year,” stated Chuck Swoboda, Cree Chairman and CEO.  “Revenue exceeded our previously announced guidance due to strong LED sales, which grew 11% sequentially and 27% from a year ago.   We have executed our strategy to transform Cree into a broad-based LED company with chips, components and systems that are leading the LED lighting revolution.  While we recognize that there is caution in the market about the global economic environment, we remain optimistic about the year ahead as the momentum continues to build for our new products and energy efficient lighting.”

Recent Business Highlights:

➢	Introduced several new LED lighting products:

•	Announced a new version of the LR6 designed for 220V to 240V electrical systems to address Europe, Asia and other major markets.

•
Released the LR4, a four-inch architectural recessed LED down light for new construction and renovation projects.  The LR4 delivers up to 540 lumens of high-quality, dimmable light from less than 11 watts of power.

•
Demonstrated the XLamp® MC-E LED at LIGHTFAIR International.  The multi-chip LED retains the same footprint as Cree’s existing XLamp XR family LEDs while providing four times the light output of the existing XR-E.

•
Announced a new standard for lighting-class LEDs with the introduction of the XLamp XP-E and XP-C LEDs.  These breakthrough LEDs have the smallest footprint in the industry for lighting-class LEDs—providing the same high-quality lighting performance and proven reliability as Cree XR-E and XR-C LEDs in an 80-percent smaller package.

➢
Cree’s flagship LED recessed down light, the LR6, won a prestigious Silver International Design Excellence Award (IDEA) in the EcoDesign category.  IDEA is one of the most prominent design competitions in the world, celebrating cutting-edge products and product concepts.

➢
Announced the LED UniversityTM program with North Carolina State University, Marquette University, University of California at Santa Barbara, University of Arkansas and Tianjin Polytechnic University.  Each of the participating universities is conducting LED lighting pilots to determine the cost and environmental benefits of switching to LED lighting in campus applications.

➢
Welcomed Anchorage, Alaska, into the LED City® program.  Anchorage Mayor Mark Begich announced his city’s participation in conjunction with an energy-related initiative for the retrofit of all 16,000 municipal roadway lights with high-efficiency LED fixture.

➢	Entered into an agreement with Toyoda Gosei providing each company with access to the other’s patents relating to LED chip and packaged LED technology.

Q4 2008 Financial Metrics:

➢	Gross margin was 34% of revenue.

➢	Inventory decreased $3.2 million from Q3 to $80.2 million, and represents 80 days of inventory (DOI), a decrease of 12 days from Q3.

➢	Accounts receivable decreased $1.2 million from Q3 to $110.4 million, resulting in days sales outstanding of 73, a decrease of 7 days from Q3.

➢	Cash flow from operations was $36.7 million.

➢	Cash and investments decreased $27.3 million to $371.0 million from Q3, as we used $51.1 million to repurchase approximately 2 million shares at an average cost of $25.96 per share.

Business Outlook:

For its first quarter of fiscal 2009 ending September 28, 2008, Cree targets revenue in a range of $138 million to $142 million with GAAP earnings of $0.06 to $0.08 per diluted share and non-GAAP earnings of $0.13 to $0.15 per diluted share, based on an estimated 89.5 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.03 per diluted share, and stock-based compensation expense of $0.04 per diluted share.

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal fourth quarter 2008 results and the fiscal first quarter 2009 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through August 26, 2008.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics,” “Quarter ending June 29, 2008”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting solutions, and semiconductor solutions for wireless and power applications.

Cree’s product families include recessed LED down lights, lighting-class power LEDs, high-brightness LEDs, blue and green LED chips, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, backlighting, electronic signs and signals, variable-speed motors, and wireless communications.

For additional product and company information, please refer to www.cree.com.

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting retrofit solutions; our ability to lower costs; potential changes in demand; increasing price competition in key markets; the risk that, due to the complexity of our manufacturing processes and transition of production to larger wafers, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; risks associated with the ramp-up of our production for our new products, as well as production at our Huizhou facility and subcontractors; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with our recent acquisitions; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 24, 2007, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo, XLamp and LED City are registered trademarks, and LED University is a trademark, of Cree, Inc.

CREE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	June 29, 2008	June 24, 2007	June 29, 2008	June 24, 2007
	(Unaudited)		(Unaudited)

Product revenue	$129,443	$103,459	$464,907	$364,718
Contract revenue	6,482	7,709	28,389	29,403
Total revenue	135,925	111,168	493,296	394,121

Cost of product revenue	84,897	73,350	304,663	237,125
Cost of contract revenue	5,286	6,073	22,806	23,008
Total cost of revenue	90,183	79,423	327,469	260,133

Gross margin	45,742	31,745	165,827	133,988
Gross margin percentage	33.7%	28.6%	33.6%	34.0%

Operating expenses:
Research and development	15,763	14,564	58,846	58,836
Sales, general and administrative	19,158	15,471	76,607	53,105
Amortization of acquisition related intangibles	4,806	3,664	17,127	4,192
Loss on disposal and impairment of long-lived assets	719	1,170	1,206	1,199
Total operating expenses	40,446	34,869	153,786	117,332

Operating income	5,296	(3,124)	12,041	16,656
Operating income percentage	3.9%	-2.8%	2.4%	4.2%

Non-operating income:
Gain on sale of investments, net	-	7,822	14,117	19,233
Interest and other non-operating income, net	2,699	3,384	14,891	15,222
Income from continuing operations before income taxes	7,995	8,082	41,049	51,111

Income tax expense	1,352	1,566	9,237	918
Net income from continuing operations	6,643	6,516	31,812	50,193

Income (loss) from discontinued operations, net of related tax effect	1,803	(83)	1,627	7,141
Net income	$8,446	$6,433	$33,439	$57,334

Diluted earnings per share:
Income from continuing operations	$0.07	$0.08	$0.36	$0.63
Income (loss) from discontinued operations	$0.02	$(0.00)	$0.02	$0.09
Net income	$0.09	$0.08	$0.38	$0.72

Weighted average shares of common
stock outstanding, basic	88,380	83,815	86,366	78,560

Weighted average shares of common
stock outstanding, diluted	89,615	84,929	88,077	79,496

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 29, 2008	March 30, 2008	June 24, 2007
	(Unaudited)	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$312,428	$336,965	$242,655
Accounts receivable, net	110,376	111,604	79,668
Inventory, net	80,161	83,328	71,068
Income taxes receivable	9,825	2,000	7,947
Deferred income taxes	4,578	20,886	23,573
Prepaid expenses and other current assets	12,900	11,918	8,920
Assets of discontinued operations	2,600	133	301
Total current assets	532,868	566,834	434,132

Property and equipment, net	348,013	351,222	372,345
Long-term investments	58,604	61,369	68,363
Intangible assets, net	126,037	129,644	96,138
Goodwill	244,003	187,873	141,777
Deferred income taxes	-	7,053	1,227
Other assets	3,882	2,296	2,248
Total assets	$1,313,407	$1,306,291	$1,116,230

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$37,402	$44,797	$32,940
Accrued salaries and wages	13,471	14,337	10,241
Income taxes payable	5,314	-	4,504
Deferred income taxes	-	3,343	844
Other current liabilities	7,938	4,758	5,415
Contingent payment due related to COTCO acquisition	60,000	-	-
Liabilities of discontinued operations	550	541	505
Total current liabilities	124,675	67,776	54,449

Long-term liabilities:
Deferred income taxes	38,048	55,937	38,758
Other long-term liabilities	4,199	5,014	5,921
Long-term liabilities of discontinued operations	745	835	1,103
Total long-term liabilities	42,992	61,786	45,782

Shareholders' Equity:
Common stock	110	112	106
Additional paid-in-capital	811,015	851,362	713,778
Accumulated other comprehensive income	8,923	8,008	9,826
Retained earnings	325,692	317,247	292,289
Total shareholders' equity	1,145,740	1,176,729	1,015,999
Total liabilities and shareholders' equity	$1,313,407	$1,306,291	$1,116,230

The following is a reconciliation showing how Cree, Inc.'s fourth quarter income statements for fiscal 2008 and 2007 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Q4 2008 & 2007 Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	June 29, 2008				June 24, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Product revenue	$129,443	$-		$129,443	$103,459	$-		$103,459
Contract revenue	6,482	-		6,482	7,709	-		7,709
Total revenue	135,925	-		135,925	111,168	-		111,168

Cost of product revenue	84,897	(703)	(a)	84,194	73,350	(3,541)	(a), (d)	69,809
Cost of contract revenue	5,286	-		5,286	6,073	-		6,073
Total cost of sales	90,183	(703)		89,480	79,423	(3,541)		75,882

Gross margin	45,742	703		46,445	31,745	3,541		35,286
Gross margin percentage	33.7%			34.2%	28.6%			31.7%

Operating expenses:
Research and development	15,763	(1,331)	(a)	14,432	14,564	(1,680)	(a), (e)	12,884
Sales, general and administrative	19,158	(2,638)	(a)	16,520	15,471	(1,272)	(a)	14,199
Amortization of acquisition related intangibles	4,806	(4,806)	(b)	-	3,664	(3,664)	(b)	-
Loss on disposal and impairment of long-lived assets	719	-		719	1,170	-		1,170
Total operating expenses	40,446	(8,775)		31,671	34,869	(6,616)		28,253

Operating income	5,296	9,478		14,774	(3,124)	10,157		7,033
Operating income percentage	3.9%			10.9%	-2.8%			6.3%

Non-operating income:
Gain (loss) on investments in securities	-	-		-	7,822	(7,822)	(f)	-
Interest and other non-operating income, net	2,699	-		2,699	3,384	-		3,384
Income from continuing operations before income taxes	7,995	9,478		17,473	8,082	2,335		10,417

Income tax expense (benefit)	1,352	1,603	(c)	2,955	1,566	1,323	(c)	2,889
Net income from continuing operations	6,643	7,875		14,518	6,516	1,012		7,528

(Loss) gain from discontinued operations, net of related tax	1,803	(1,820)	(g)	(17)	(83)	-		(83)
Net income	$8,446	$6,055		$14,501	$6,433	$1,012		$7,445

Earnings per diluted share:
From continuing operations	$0.07	$0.09		$0.16	$0.08	$0.01		$0.09
From discontinued operations	$0.02	$(0.02)		$(0.00)	$(0.00)	$-		$(0.00)
From net income	$0.09	$0.07		$0.16	$0.08	$0.01		$0.09

Weighted average shares of common
stock outstanding, basic	88,380	-		88,380	83,815	-		83,815

Weighted average shares of common
stock outstanding, diluted	89,615	-		89,615	84,929	-		84,929

(a) Non-cash stock-based compensation expense of $703,000 in costs of product revenue, $1,331,000 in research and development and $2,638,000 in sales, general and administrative for the three months ended June 29, 2008 and $550,000 in costs of product revenue, $730,000 in research and development and $1,272,000 in sales, general and administrative for the three months ended June 24, 2007.

(b) Amortization expense of $4,806,000 for the three months ended June 29, 2008 and $3,664,000 for the three months ended June 24, 2007 recognized on intangible assets resulting from acquisitions.

(c) Tax effects of non-cash stock-based compensation expense, amortization related to acquisition related intangible assets and other non-GAAP adjustments.

(d) FAS 141 adjustment of $3.0 million related to the valuation of inventory in connection with the purchase of COTCO.

(e) IPR&D charge of $950,000 specifically related to the COTCO acquisition.

(f) Gain on the sale of shares of Color Kinetics common stock.

(g) Net gain on sale of certain patents related to the discontinued Cree Microwave segment.

The following is a reconciliation showing how Cree, Inc.'s income statements for fiscal years 2008 and 2007 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Annual Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Year Ended				Year Ended
	June 29, 2008				June 24, 2007
	GAAP	Adjustments		As Adjusted	GAAP	Adjustments		As Adjusted

Product revenue	$464,907	$-		$464,907	$364,718	$-		$364,718
Contract revenue	28,389	-		28,389	29,403	-		29,403
Total revenue	493,296	-		493,296	394,121	-		394,121

Cost of product revenue	304,663	(2,913)	(a)	301,750	237,125	(6,328)	(a), (i)	230,797
Cost of contract revenue	22,806	-		22,806	23,008	-		23,008
Total cost of sales	327,469	(2,913)		324,556	260,133	(6,328)		253,805

Gross margin	165,827	2,913		168,740	133,988	6,328		140,316
Gross margin percentage	33.6%			34.2%	34.0%			35.6%

Operating expenses:
Research and development	58,846	(4,362)	(a)	54,484	58,836	(4,286)	(a), (e)	54,550
Sales, general and administrative	76,607	(9,758)	(a)(b)	66,849	53,105	(5,047)	(a)	48,058
Amortization of acquisition related intangibles	17,127	(17,127)	(c)	-	4,192	(4,192)	(c)	-
Loss on disposal and impairment of long-lived assets	1,206	-		1,206	1,199	-		1,199
Total operating expenses	153,786	(31,247)		122,539	117,332	(13,525)		103,807

Operating income	12,041	34,160		46,201	16,656	19,853		36,509
Operating income percentage	2.4%			9.4%	4.2%			9.3%

Non-operating income:
Gain (loss) on investments in securities	14,117	(14,117)	(d)	-	19,233	(19,233)	(d)	-
Interest and other non-operating income, net	14,891	-		14,891	15,222	-		15,222
Income from continuing operations before income taxes	41,049	20,043		61,092	51,111	620		51,731

Income tax expense	9,237	4,510	(f)	13,747	918	15,029	(f)	15,947
Net income from continuing operations	31,812	15,533		47,345	50,193	(14,409)		35,784

(Loss) gain from discontinued operations, net of related tax	1,627	(1,820)	(g)	(193)	7,141	(7,566)	(h)	(425)
Net income	$33,439	$13,713		$47,152	$57,334	$(21,975)		$35,359

Earnings per diluted share:
From continuing operations	$0.36	$0.18		$0.54	$0.63	$(0.18)		$0.45
From discontinued operations	$0.02	$(0.02)		$(0.00)	$0.09	$(0.10)		$(0.01)
From net income	$0.38	$0.16		$0.54	$0.72	$(0.28)		$0.44

Weighted average shares of common
stock outstanding, basic	86,366	-		86,366	78,560	-		78,560

Weighted average shares of common
stock outstanding, diluted	88,077	-		88,077	79,496	-		79,496

(a) Non-cash stock-based compensation expense of $2,913,000 in costs of product revenue, $4,362,000 in research and development and $8,710,000 in sale, general and administrative for the year ended June 29, 2008 and $3,300,000 in costs of product revenue, $3,400,000 in research and development and $5,047,000 in sale, general and administrative for the year ended June 24, 2007.

(b) Personal property assessment of $1,048,000 related to finalizing the audits of our 2002 through 2007 property tax returns.

(c) Amortization expense of $17,127,000 for the year ended June 29, 2008 and $4,192,000 for the year ended June 24, 2007 recognized on acquisition related intangibles.

(d) Gain on the sale of shares of Color Kinetics common stock during the respective periods.

(e) IPR&D charge of $950,000 specifically related to the COTCO acquisition.

(f) Tax effects of non-cash stock-based compensation expense, amortization related to acquisition related intangible assets and other non-GAAP adjustments.

(g) Net gain on sale of certain patents related to the discontinued Cree Microwave segment.

(h) Tax benefit related to the the release of contingent tax reserves associated with the completion of Internal Revenue Service audits of fiscal 2003, 2004 and 2005 Federal tax returns, and gain realized as a result of entering into a sublease agreement at Cree Microwave.

(i) FAS 141 adjustment of $3.0 million related to the valuation of inventory in connection with the purchase of COTCO.